UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

On January 11, 2007, Crown Castle International Corp. (“Crown Castle”) issued a press release announcing (i) the outcome of the special meetings of stockholders described in Item 8.01 below and (ii) Crown Castle’s outlook for the 2007 fiscal year. The January 11, 2007 press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01 – OTHER EVENTS

At a special meeting of stockholders of Crown Castle, held on January 11, 2007, the Crown Castle stockholders voted to approve the issuance of shares of Crown Castle common stock to stockholders of Global Signal Inc., a Delaware corporation (“Global Signal”), on terms and conditions set out in the Agreement and Plan of Merger, dated as of October 5, 2006 (“Merger Agreement”), among Crown Castle, CCGS Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Crown Castle (“Merger Sub”), and Global Signal, pursuant to which Global Signal will merge with and into Merger Sub, with Merger Sub as the surviving company. At a separate special meeting of stockholders of Global Signal held on January 11, 2007, the Global Signal stockholders voted to adopt the Agreement.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 11, 2007.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President
and General Counsel

Date: January 11, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 11, 2007.

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